As filed with the Securities and Exchange Commission on June 7, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S–3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41–1859679
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(763) 656–4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Howard Root
Chief Executive Officer
Vascular Solutions, Inc.
6464 Sycamore Court North
Minneapolis, Minnesota 55369
(763) 656–4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Howard Root	Timothy S. Hearn, Esq.
Chief Executive Officer	Dorsey & Whitney LLP
Vascular Solutions, Inc.	50 South Sixth Street, Suite 1500
6464 Sycamore Court North	Minneapolis, Minnesota 55402
Minneapolis, Minnesota 55369	(612) 340–2600
(763) 656–4300	Facsimile: (612) 340–2868
Facsimile: (763) 656–4250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(9)
Common Stock, $0.01 par value (3)(4)	–	–	–	–
Preferred Stock, $0.01 par value (4)	–	–	–	–
Debt Securities (5)(6)	–	–	–	–
Securities Warrants (7)	–	–	–	–
Units (8)	–	–	–	–
Total	$50,000,000	100%	$50,000,000	(9)
(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S–3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered in this registration statement.
(3)	The aggregate amount of common stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.
(4)	Such indeterminate number of shares of preferred stock and common stock as may be issued from time to time at indeterminate prices. In addition to any preferred stock and common stock that may be issued directly under this registration statement, there are being registered hereunder such indeterminate number of shares of preferred stock and common stock as may be issued upon conversion or exchange of debt securities, preferred stock as the case may be, for which no separate consideration will be received by the registrant.
(5)	If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed aggregate offering price set forth above.
(6)	In addition to any debt securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate amount of debt securities as may be issued upon conversion or exchange of other debt securities or preferred stock, for which no consideration will be received by the registrant.
(7)	Securities warrants will represent rights to purchase debt securities, preferred stock or common stock registered hereby.
(8)	Units may consist of two or more of the securities listed in the calculation of registration fees table offered and sold together.
(9)	The registrant previously paid registration fees of $5,885 (calculated at the rate in effect at the time the Prior Registration Statement was filed) pursuant to a previously filed Registration Statement on Form S–3, File No. 333–127034, originally filed with the Securities and Exchange Commission on July 29, 2005 (the “Original Registration Statement”). Of the $50,000,000 of the registrant’s securities registered pursuant to the Original Registration Statement, none were sold. Prior to the third anniversary of the initial effective date of the Original Registration Statement, the registrant filed a Registration Statement on Form S–3, File No. 333–127034, originally filed with the Securities and Exchange Commission on July 19, 2007 (the “2007 Registration Statement”), registering the unsold securities from the Original Registration Statement. Of the $50,000,000 of the registrant’s securities registered pursuant to the 2007 Registration Statement, none were sold. Prior to the third anniversary of the initial effective date of the 2007 Registration Statement, the registrant filed a Registration Statement on Form S–3, File No. 333–168011, originally filed with the Securities and Exchange Commission on July 7, 2010 (the “2010 Registration Statement” and together with the Original Registration Statement and the 2007 Registration Statement, the “Prior Registration Statements”), registering the unsold securities from the 2007 Registration Statement. Of the $50,000,000 of the registrant’s securities registered pursuant to the 2010 Registration Statement, none were sold. As a result of the Prior Registration Statements $5,885 in registration fees remains unused. Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended (“Rule 415(a)(6)”), the registrant hereby elects to include in this Registration Statement the $50,000,000 of unsold securities registered under the Prior Registration Statements and the fees associated therewith, and so no additional registration fees are due with this Registration Statement. In accordance with Rule 415(a)(6), the 2010 Registration Statement, including the offering of the 2,319,713 selling shareholder shares registered thereon (none of which were sold pursuant to the 2010 Registration Statement), will be deemed terminated as of the effective date of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 7, 2013

Prospectus

VASCULAR SOLUTIONS, INC.

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Securities Warrants
Units

The securities covered by this prospectus may be sold from time to time by Vascular Solutions, Inc. independently or together in any combination, called “units,” in one or more offerings up to a total dollar amount of $50,000,000.    We may sell these securities to or through one or more underwriters, broker–dealers or agents or directly to purchasers on a continuous or delayed basis.

Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering.  You should carefully read this prospectus and the applicable prospectus supplement before you invest.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “VASC.”  On June 6, 2013, the last reported sale price of our common stock as reported on the Nasdaq Global Select Market was $15.33 per share.

Investing in our securities involves a high degree of risk.  Before investing in our securities, we recommend that you carefully read this entire prospectus, including the “Risk Factors” section beginning on page 3, any applicable supplements to this prospectus and the documents we file with the Securities and Exchange Commission from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Vascular Solutions, Inc.
6464 Sycamore Court North
Minneapolis, Minnesota 55369
(763) 656–4300

The date of this prospectus is                    , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a shelf registration process on Form S–3.  Under this shelf registration, we may sell the securities described in this prospectus.  The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus.  You can read that registration statement at the SEC web site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer.  Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering.  The prospectus supplements may also add, update or change information contained in this prospectus.  If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus.  You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

All references in this prospectus to “Vascular,” “we,” “us” and “our” are to Vascular Solutions, Inc. and not to our subsidiaries, unless the context suggests otherwise.

FORWARD–LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward–looking statements based on our current expectations, assumptions, estimates and projections about us and our industry.  Forward–looking statements may be identified by the use of language such as “may,” “will,” “expect,” “anticipate,” “estimate,” “should” or “continue” and similar language.  These forward–looking statements involve risk and uncertainty.  Our actual results could differ materially from those anticipated in the forward–looking statements as a result of many factors, some of which are described under the heading “Risk Factors” and in our reports to the SEC incorporated by reference into this prospectus.  We undertake no obligation to update publicly any forward–looking statements for any reason, even if new information becomes available or other events occur in the future.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the risks and uncertainties described below and any risk factors in the accompanying prospectus supplement and our reports to the SEC incorporated by reference into this prospectus along with the other information in this prospectus and the accompanying prospectus supplement before deciding whether to purchase any securities we or the selling shareholders may offer.  If any of the following risks or the risks contained in the accompanying prospectus supplement or our reports to the SEC actually occur, our business and operating results could be harmed.  This could cause the value of the purchased securities to decline, and you may lose all or part of your investment.

We will not be successful if the interventional medical device community does not adopt our new products or services.

We have launched over 75 new products or services since 2003.  Our success will depend on the continued launch of new products and services and the medical community’s acceptance of our new products and services.  We cannot predict how quickly, if at all, the medical community will accept our new products and services, or, if accepted, the continuation or extent of their use.  Our potential customers must:

•	believe that our products or services offer benefits compared to the methodologies and/or devices that they are currently using;

•	use our products or services and obtain acceptable clinical outcomes;

•	believe that our products or services are worth the price that they will be asked to pay; and

•	be willing to commit the time and resources required to change their current methodology.

Because we are often selling a new technology, we have limited ability to predict the level of growth or timing in sales of these products or services. If we encounter difficulties in growing our sales of our new medical devices or services in the United States, our business will be seriously harmed.

We are involved in, and may face additional, litigation which could prevent us from manufacturing and selling our products or services or result in our incurring substantial costs and liabilities.

The interventional medical device industry is characterized by numerous patent filings and subject to extensive regulation. As a result, participants in the industry frequently experience substantial intellectual property litigation and governmental inquiries, investigations and litigation.

Some companies in the interventional medical device industry have employed intellectual property litigation in an attempt to gain a competitive advantage.  Intellectual property litigation has proven to be very complex, and the outcome of such litigation is difficult to predict.  While we do not believe that any of our products or services infringes any existing patent or other intellectual property right, it is highly likely that we will continue to become subject to intellectual property claims with respect to our new or existing products or services. Currently, we are involved in litigation with Terumo Corporation and Terumo Medical Corporation, which have filed a lawsuit against us alleging that we have infringed U.S. Patent No. 7,273,478 and U.S. Patent No. 7,498,477.

An adverse determination in any intellectual property litigation or interference proceedings against us could prohibit us from selling a product or service, subject us to significant immediate payments to third parties and require us to seek licenses from third parties.  The costs associated with these license arrangements may be substantial and could include substantial up-front payments and ongoing royalties.  Furthermore, the necessary licenses may not be available to us on satisfactory terms, if at all.  Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling a product or service.

We are, and in the future may become, involved in litigation to protect our intellectual property rights.  On May 16, 2013, we filed a patent infringement complaint in the U.S. District Court for the District of Minnesota against Boston Scientific Corporation alleging, among other things, that it is infringing three of our United States patents.  We cannot be sure whether we will prevail in the litigation, or if we do prevail, whether any remedy will adequately protect our intellectual property.

The products and business activities of medical device companies are subject to rigorous regulation by the FDA and other federal, state and international governmental authorities.  These authorities and members of Congress have been increasing their scrutiny over the medical device industry.  In recent years, the U.S. Congress, the Department of Justice, the Office of Inspector General of the Department of Health and Human Services, and the Department of Defense have issued subpoenas and other requests for information to, conducted investigations of and commenced civil and criminal litigation against medical device manufacturers, primarily related to financial arrangements with health care providers, regulatory compliance and product promotional practices.  The U.S. Attorney’s Office for the Western District of Texas has a pending action against us involving allegations of off-label promotion.  We believe the allegations are factually inaccurate and without merit.  We anticipate that these governmental authorities will continue to scrutinize our industry closely, and that additional regulation by government authorities may increase compliance costs, exposure to the risks of civil and criminal litigation, and other potentially adverse effects on our operations.

Our involvement in these intellectual property claims and governmental actions, whether ongoing or filed in the future and regardless of the merits of the action or complaint against us, could divert the attention of our technical and management personnel away from the development and marketing of our products and services for significant periods of time.  The costs incurred related to these actions and claims could have a material adverse effect on our results of operations or financial condition, even if we ultimately prevail in them.

Our future operating results are difficult to predict and may vary significantly from quarter to quarter, which may adversely affect the price of our common stock.

The ongoing introduction of new products and services that affect our overall product mix make the prediction of future operating results difficult.  You should not rely on our past revenue growth as any indication of future growth rates or operating results.  The price of our common stock will likely fall in the event that our operating results do not meet the expectations of analysts and investors.  Comparisons of our quarterly operating results are an unreliable indication of our future performance because they are likely to vary significantly based on many factors, including:

•	the level of sales of our products and services in the United States market;

•	our ability to introduce new products or services and enhancements in a timely manner;

•	the demand for and acceptance of our products and services;

•	the success of our competition and the introduction of alternative products or services;

•	our ability to command favorable pricing for our products and services;

•	the growth of the market for our devices and services;

•	the expansion and rate of success of our direct sales force in the United States and our independent distributors internationally;

•	actions relating to ongoing FDA compliance;

•	the effect of intellectual property disputes;

•	the size and timing of orders from independent distributors or customers;

•	the attraction and retention of key personnel, particularly in sales and marketing, regulatory, manufacturing and research and development;

•	unanticipated delays or an inability to control costs;

•	general economic conditions as well as those specific to our customers and markets; and

•	seasonal fluctuations in revenue due to the elective nature of some procedures.

We may face product liability claims that could result in costly litigation and significant liabilities.

The manufacture and sale of medical products entails significant risk of product liability claims. Any product liability claims, with or without merit, could result in costly litigation, reduced sales, cause us to incur significant liabilities and divert our management’s time, attention and resources.  We cannot be sure that our product liability insurance coverage is adequate or that it will continue to be available to us on acceptable terms, if at all.

The market for interventional medical devices and services is highly competitive and will likely become more competitive, and our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements that may render our products or services obsolete.

The existing market for interventional medical devices and services is intensely competitive.  We expect competition to increase further as companies develop new products and services or modify their existing products and services to compete directly with ours.  Each of our products and services encounters competition from several medical device companies, including Medtronic Inc., Boston Scientific Corporation, Covidien plc, C.R. Bard, Inc. and St. Jude Medical Inc.  Each of these companies has:

•	better name recognition;

•	broader product lines;

•	greater sales, marketing and distribution capabilities;

•	significantly greater financial resources;

•	larger research and development staffs and facilities; and

•	existing relationships with some of our potential customers.

We may not be able to effectively compete with these companies.  In addition, broad product lines may allow our competitors to negotiate exclusive, long-term supply contracts and offer comprehensive pricing for their products or services.  Broader product lines may also provide our competitors with a significant advantage in marketing competing products or services to group purchasing organizations and other managed care organizations that are increasingly seeking to reduce costs through centralized purchasing.  Greater financial resources and product development capabilities may allow our competitors to respond more quickly to new or emerging technologies and changes in customer requirements that may render our products or services obsolete.

Our international sales are subject to a number of risks that could seriously harm our ability to successfully commercialize our products and services in any international market.

Our international sales are subject to several risks, including:

•	the ability of our independent distributors to sell our products and services;

•	the impact of recessions in economies outside the United States;

•	greater difficulty in collecting accounts receivable and longer collection periods;

•	unexpected changes in regulatory requirements, tariffs or other trade barriers;

•	weaker intellectual property rights protection in some countries;

•	potentially adverse tax consequences; and

•	political and economic instability.

The occurrence of any of these events could seriously harm our future international sales and our ability to successfully commercialize our products and services in any international market.

Our business and results of operations may be seriously harmed by changes in third-party reimbursement policies.

We could be seriously harmed by changes in reimbursement policies of governmental or private healthcare payors, particularly to the extent any changes affect reimbursement for catheterization procedures in which our products or services are used.  Failure by physicians, hospitals and other users of our products or services to obtain sufficient reimbursement from healthcare payors for procedures in which our products or services are used or adverse changes in governmental and private third-party payors’ policies toward reimbursement for such procedures would seriously harm our business.

In the United States, healthcare providers, including hospitals and clinics that purchase medical devices or services such as our products and services, generally rely on third-party payors, principally federal Medicare, state Medicaid and private health insurance plans, to reimburse all or part of the cost of catheterization procedures.  Any changes in this reimbursement system could seriously harm our business.

In international markets, acceptance of our products and services is dependent in part upon the availability of reimbursement within prevailing healthcare payment systems.  Reimbursement and healthcare payment systems in international markets vary significantly by country.  Our failure to receive international reimbursement approvals could have a negative impact on market acceptance of our products and services in the markets in which these approvals are sought.

Our products and our manufacturing activities are subject to extensive governmental regulation that could prevent us from selling our products or services in the United States or introducing new and improved products or services.

Our products and services and our manufacturing activities are subject to extensive regulation by a number of governmental agencies, including the FDA and comparable international agencies.  We are required to:

•	obtain the clearance of the FDA and international agencies before we can market and sell our products and services;

•	satisfy these agencies’ content requirements for all of our labeling, sales and promotional materials; and

•	undergo rigorous inspections by these agencies.

Compliance with the regulations of these agencies may delay or prevent us from introducing any new model of our existing products or other new products or services.  Furthermore, we may be subject to sanctions, including temporary or permanent suspension of operations, product recalls and marketing restrictions if we fail to comply with the laws and regulations pertaining to our business.

We are also required to demonstrate compliance with the FDA’s quality system regulations.  The FDA enforces its quality system regulations through pre-approval and periodic post-approval inspections.  These regulations relate to product testing, vendor qualification, design control and quality assurance, as well as the maintenance of records and documentation.  If we are unable to conform to these regulations, the FDA may take actions which could seriously harm our business.  In addition, government regulation may be established that could prevent, delay, modify or rescind regulatory clearance or approval of our products or services.

ABOUT VASCULAR SOLUTIONS, INC.

Business of Vascular Solutions, Inc.

Vascular Solutions, Inc is focused on bringing clinically advanced solutions to interventional cardiologists and interventional radiologists worldwide.   As a vertically-integrated medical device company, we generate ideas, create new minimally invasive medical devices, and then deliver these products and related services to physicians through our direct domestic sales force and our international distribution network.  The innovative products and services we offer are divided into three categories:

•	Catheter products, principally consisting of catheters used in minimally invasive medical procedures for the diagnosis or treatment of vascular conditions, such as the Pronto® extraction catheters used in treating acute myocardial infarction and the GuideLiner® catheter used to access discrete regions of the coronary anatomy, and also including products used in connection with gaining percutaneous access to the vasculature to perform minimally invasive procedures, such as micro-introducer kits;

•	Hemostat products, principally consisting of blood clotting products, such as the D-Stat® Dry hemostat, a topical thrombin-based pad with a bandage used to control surface bleeding, and the D-Stat Flowable, a thick yet flowable thrombin-based mixture for preventing bleeding in subcutaneous pockets; and

•	Vein products and services, principally consisting of the Vari-Lase® endovenous laser, a laser console and procedure kit used for the treatment of varicose veins, and a reprocessing service for radiofrequency vein ablation catheters.

During 2012, 63% of our product and service sales were derived from catheter products, 23% from hemostat products, and 14% from vein products and services. Approximately 84% of our 2012 product and service sales were generated in the United States through our direct sales force and approximately 16% of our sales were through our network of independent distributors outside the United States.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment, the financing of possible acquisitions or stock repurchases. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

RATIO OF EARNINGS TO FIXED CHARGES
AND TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges for each of the years indicated is as follows:

	Year Ended December 31,
	2008	2009	2010	2011	2012

Ratio of earnings to fixed charges	11	21	36	36	37

For purposes of computing these ratios, earnings represent income before income taxes plus fixed charges and fixed charges represent interest expense, amortization of commitment fees, debt issuance costs and original issue discount and the estimated interest component of rent expense.

We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

General

As of May 31, 2013, 16,724,861 shares of our common stock, $0.01 par value per share, were outstanding and 23,275,139 shares of common stock remain authorized and unissued.  Subject to the prior rights of any class or series of preferred stock then outstanding, holders of common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends.  Subject to any rights of any outstanding preferred stock, all voting rights are vested in the holders of common stock.  Each share of common stock is entitled to one vote.  Subject to the prior rights of any class or series of preferred stock then outstanding, in the event of our liquidation, dissolution or winding up, holders of shares of common stock are entitled to receive pro rata any assets we may distribute to shareholders.  Holders of common stock do not have any preemptive right to subscribe for additional securities that we issue.  The outstanding shares of common stock are fully paid and nonassessable.  The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Minnesota Anti–Takeover Laws

We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the Minnesota Business Corporation Act.  These provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their shares at a premium over the market price.

In general, Section 302A.671 provides that a corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner.  A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholders for a period of four years after the date of the transaction in which the person became an interested shareholders, unless the business combination is approved in a prescribed manner.  The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholders.  An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock.  Section 302A.673 does not apply if a committee of our board of directors consisting of all of our disinterested directors (excluding our current and former officers) approves the proposed transaction or the interested shareholders’ acquisition of shares before the interested shareholders becomes an interested shareholders.

If a tender offer is made for our stock, Section 302A.675 of the Minnesota Business Corporation Act precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the tender offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier tender offer.  Section 302A.675 does not apply if a committee of our board of directors consisting of all of our disinterested directors (excluding our current and former officers) approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of the preferred stock that may be offered by this prospectus.  The prospectus supplement will describe the specific terms of any series of preferred stock offered under that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

Because this is only a summary, it does not contain all of the details found in the full text of the certificate of designation containing the rights and preferences of the preferred stock.  The certificate of designation will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus relates.  For additional information, please read the full text of the certificate of designation.  You should also read the discussion under “Description of Common Stock—Minnesota Anti–Takeover Laws” above, which applies to our preferred stock.

General

Under our amended and restated articles of incorporation, we are authorized to issue 40,000,000 shares of capital stock, $0.01 par value per share, which may be designated as either common stock or preferred stock.  Our board of directors has the authority, without further action by the shareholders, to issue from time to time shares of preferred stock and to determine:

•	the number of shares and their designation or title;

•	rights as to dividends;

•	whether and upon what terms the shares will be redeemable;

•	the rights of holders upon the dissolution or distribution of our assets;

•	whether and upon what terms a sinking fund will be used to purchase or redeem the shares;

•	whether and upon what terms the shares may be converted;

•	the voting rights, if any, that will apply; and

•	any additional rights and preferences of the series.

Any shares of preferred stock will, when issued, be fully paid and nonassessable.  They will not provide the holders with preemptive rights to subscribe for any additional securities we may issue.  The transfer agent and registrar for any series of preferred stock will be specified in the prospectus supplement.

Our preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the prospectus supplement provides otherwise.  You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms of that series, including:

•	the title, stated value and liquidation preference and the number of shares offered;

•	the initial public offering price;

•	the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will start to accumulate;

•	any redemption or sinking fund provisions;

•	whether, under what circumstances and in what manner the series of preferred stock may be converted; and

•	any additional rights and preferences of the series.

Dividends

Subject to the preferential rights as to dividends of holders of other series of our capital stock ranking prior to any series of the preferred stock, the holders of each series of preferred stock will be entitled to receive cash dividends, if declared by our board of directors or its duly authorized committee, out of funds that we legally may use to pay dividends.  The prospectus supplement relating to a particular series of preferred stock will set forth the dividend rates and dates.  The rates may be fixed or variable or both.  If variable, the prospectus supplement will describe the formula used for determining the dividend rate for each dividend period.  We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

The prospectus supplement also will state whether the dividends on any series of preferred stock will be cumulative or noncumulative.  If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period, and we will not be obligated to pay the dividend for that dividend period, whether or not the board of directors declares a dividend on that series on any subsequent date.

Our board of directors will not declare or pay a dividend on any of our stock ranking, as to dividends, equal with or junior to any series of preferred stock unless full dividends on all series of preferred stock have been declared and paid (or declared and sufficient money is set aside for payment).  Until full dividends have been paid (or declared and payment is set aside) on any of our capital stock ranking equal with any series of preferred stock as to dividends:

•	we will declare any dividends pro rata among preferred stock of each series offered under this prospectus and any other preferred stock ranking equal with any preferred stock offered under this prospectus (i.e., the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other);

•	other than these pro rata dividends, we will not declare or pay any dividends or make any distributions upon any security ranking junior to or equal with any preferred stock offered under this prospectus as to dividends or upon liquidation (except dividends or distributions paid for with securities ranking junior to any series of preferred stock as to dividends and upon liquidation); and

•	we will not redeem, purchase or otherwise acquire (or set aside money for a sinking fund for) any securities ranking junior to or equal with any series of preferred stock as to dividends or upon liquidation (except by conversion into or exchange for stock ranking junior to any series of preferred stock as to dividends and upon liquidation).

We will not pay any interest or sum of money in lieu of interest with respect to any dividend payment or payments on any series of preferred stock which have not been made when due.

Redemption and Repurchase

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase at the option of the holders, as described in the prospectus supplement.  Preferred stock that we redeem will again become authorized but unissued shares of preferred stock that we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify the number of shares that we will redeem each year and the redemption price.  If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to the redemption date.  The prospectus supplement also will specify whether the redemption price will be payable in cash or other property.  If the redemption price is payable only from the net proceeds of the issuance of our capital stock, the terms of the series of preferred stock may provide that if no capital stock has been issued or if the net proceeds from any issuance are insufficient to pay the full redemption price, then the applicable shares of preferred stock automatically and mandatorily will be converted into shares of another series of capital stock pursuant to conversion provisions specified in the prospectus supplement.

If fewer than all of the outstanding shares of any series of preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed.  We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them (with adjustments to avoid redemption of fractional shares).

Even though the terms of a series of preferred stock may permit redemption in whole or in part, if any dividends, including accumulated dividends, on that series are past due, we will not redeem less than all of the shares of that series of preferred stock until all dividends past due have been paid.  However, we may purchase or acquire preferred stock of the series pursuant to a purchase or exchange offer, so long as the offer is made on the same terms to all holders of the series of preferred stock.

We will give notice of a redemption by mail to each record holder of the shares to be redeemed between 30 and 60 days prior to the date fixed for redemption.  We will mail the notices to the holders’ addresses as they appear on our stock register.  Each notice will state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where holders can surrender their preferred stock certificates for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which any conversion rights as to the shares, if any, will terminate.

If we redeem fewer than all shares of any series of preferred stock held by any holder, we also will specify in the notice the number of shares to be redeemed from the holder.

If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

•	the dividends on the shares of preferred stock called for redemption will no longer accrue;

•	those shares will no longer be considered outstanding; and

•	the holders will no longer have any rights as shareholders with respect to those shares except the right to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds we provided.  If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

Conversion or Exchange

If any series of preferred stock may be converted or exchanged into shares of common stock, another series of preferred stock or debt securities, the prospectus supplement will state the terms on which shares of that series may be converted or exchanged.

Rights Upon Liquidation

Unless the prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock, and any other preferred stock ranking equal with that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution:

•	liquidation distributions in the amount stated in the prospectus supplement; and

•	all accrued and unpaid dividends (whether or not earned or declared) for the current dividend period and, if the series of preferred stock is cumulative, for all prior dividend periods before any distribution is made to holders of any securities ranking junior to the series of preferred stock.  However, this right will be subject to any preferential rights of holders of our capital stock ranking prior to the series of preferred stock under these circumstances.

Unless otherwise provided in the applicable prospectus supplement, neither the sale of all of our assets nor our merger or consolidation with any other corporation will be deemed to be a dissolution, liquidation or winding up of our business.  If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, our assets that are available for distribution are insufficient to pay in full all amounts due to the holders of securities ranking equal with any series of preferred stock, then we will make a pro rata distribution to holders of our securities ranking equal with that series.  After we pay the full amount of the liquidation distribution to which holders of the series of preferred stock are entitled, the holders will have no right or claim to any of our remaining assets.

Voting Rights

Unless otherwise provided in the prospectus supplement, the holders of preferred stock will not be entitled to vote except as set forth below or as otherwise required by the Minnesota Business Corporation Act.

If we issue shares of a series of preferred stock, each share will be entitled to one vote on matters on which holders of the series are entitled to vote.  On matters on which holders of the series and holders of any other series of preferred stock are entitled to vote as a single class, voting power of the series will depend on the number of shares in the series, not the total stated value, liquidation preference or initial offering price of the shares of the series.

A series of preferred stock also may have other voting rights, such as upon the occurrence of some events or relative to the taking of some actions.  The prospectus supplement will describe any special voting rights relating to the series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that may be offered by this prospectus.  A prospectus supplement will describe the specific terms of the series of debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.  This prospectus provides only a summary description of the debt securities and related indentures.  The amount of debt securities offered by this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance.  The indentures will not limit the total principal amount of debt securities that we may issue under the indentures.

We may issue senior debt securities and subordinated debt securities.  The senior debt securities and the subordinated debt securities will be issued under the senior indenture and the subordinated indenture, respectively, which will be between us and the trustee named in the prospectus supplement.  The indentures will be qualified under the Trust Indenture Act.  The forms of these indentures are filed as exhibits to the registration statement of which this prospectus is a part.  The debt securities may be issued either separately, together with, upon conversion of or in exchange for other securities.

Description of Senior Debt Securities

General

This section summarizes the general terms and provisions of the senior debt securities that may be offered by this prospectus.  The prospectus supplement will describe the specific terms of the series of the senior debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those senior debt securities.  Because this is only a summary, it does not contain all of the details found in the full text of the senior indenture and the senior debt securities.  If you would like additional information, you should read the form of senior indenture and the form of senior debt securities.

The senior debt securities may be issued from time to time in one or more series.  Senior debt securities issued under the senior indenture will be issued as part of a series that we have established pursuant to the senior indenture.

The senior debt securities will be unsecured and will rank equally with our other unsecured, unsubordinated indebtedness.

Unless the applicable prospectus supplement indicates otherwise, the senior debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Senior debt securities may be issued in the form of one or more global securities, as described below under “—Global Senior Debt Securities.”

There will be no service charge for any registration of transfer or exchange of the senior debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the senior debt securities.

Senior debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount.  If a senior debt security is an original issue discount security, that means that an amount less than the principal amount of the senior debt security will be due and payable upon a declaration of acceleration of the maturity of the senior debt security pursuant to the senior indenture.  The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the senior debt securities or transfer the senior debt securities.  Unless the applicable prospectus supplement states otherwise, we will pay interest on the senior debt securities to the person listed as the owner of the senior debt securities in the security register at the close of business on the regular record date for the applicable interest payment date.  Defaulted interest, however, may be paid to holders as of special record dates established in the manner set forth in the senior indenture.

A prospectus supplement relating to a series of senior debt securities being offered will describe specific terms relating to the offering.  These terms will include some or all of the following:

•	the title and type of the senior debt securities;

•	any limit on the total principal amount of the senior debt securities;

•	the person to whom any interest on the senior debt securities will be payable, if other than the person in whose name they are registered on the regular record date for the interest;

•	the date or dates on which the principal of and premium, if any, on the senior debt securities will be payable;

•	the interest rate on the senior debt securities; the date from which interest will accrue; the record and interest payment dates on the senior debt securities; any circumstances under which we may defer interest payments; and the basis for calculating interest if other than a 360–day year of twelve 30–day months;

•	the place or places where the principal of and premium, if any, and interest on the senior debt securities will be payable and the senior debt securities may be surrendered for registration of transfer or exchange;

•	any applicable redemption provisions that would permit us to elect redemption of the senior debt securities prior to their final maturity;

•	whether a sinking fund will be established, which means that monies will be deposited on a regular basis in a separate custodial account that would be used by us to redeem the senior debt securities prior to their final maturity;

•	whether the senior debt securities will be convertible into or exchangeable for shares of common stock, and if so, the terms and conditions upon which the senior debt securities will be convertible or exchangeable;

•	the identity of each security registrar and paying agent, if other than or in addition to the senior trustee;

•	if the amount of principal of or any premium or interest on the senior debt securities may be determined by reference to an index or pursuant to a formula, the manner in which those amounts shall be determined;

•	the denominations in which the senior debt securities will be issued;

•	any changes to or additional events of default under the senior indenture or covenants, and any change in the right of the senior trustee or the holders to declare the principal of or any premium or interest on the senior debt securities due and payable;

•	if less than the principal amount, the portion of the principal payable upon acceleration of the senior debt securities following an event of default;

•	whether the senior debt securities are to be issued in whole or in part in the form of one or more global securities;

•	whether the provisions described under the heading “Defeasance Provisions” on page 18 of this prospectus apply to the senior debt securities;

•	the name and address of the trustee with respect to the senior debt securities; and

•	any other terms of the senior debt securities.

Redemption

The prospectus supplement will describe the provisions, if any, for redemption of the senior debt securities at our option.

Unless otherwise described in the prospectus supplement, we are not required to make mandatory redemption or sinking fund payments.  The prospectus supplement will describe the provisions, if any, regarding sinking fund provisions.

The senior indenture provides that we may:

•	deliver outstanding senior debt securities, with similar terms, of a series (other than any previously called for redemption); and

•	apply as a credit senior debt securities, with similar terms, of a series which have been redeemed either (1) at our election pursuant to the terms of those senior debt securities, or (2) through the application of permitted optional sinking fund payments pursuant to the terms of those senior debt securities, in each case, in satisfaction of all or any part of any required sinking fund payment with respect to the senior debt securities, with similar terms, of the same series.

The senior indenture provides that, if less than all of the senior debt securities of any series are to be redeemed at any time, selection of the senior debt securities for redemption will be made by the senior trustee on:

•	a pro rata basis (and in a manner that complies with applicable legal and stock exchange requirements, if any); or

•	by any other method as the senior trustee shall deem fair and appropriate.

Portions of the senior debt securities selected for redemption shall be in amounts of $1,000 or in multiples of $1,000, except that if all of the senior debt securities of a holder are to be redeemed, the entire outstanding amount shall be redeemed.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior debt securities to be redeemed at its registered address.  If any senior debt security is to be redeemed in part only, the notice of redemption that relates to the senior debt security shall state the portion of the principal amount of the senior debt security to be redeemed.  A new senior debt security, with similar terms and of the same series, in principal amount equal to the unredeemed portion of the original senior debt security, if any, will be issued in the name of the holder of the new senior debt security upon cancellation of the original senior debt security.

On and after the redemption date, interest will no longer accrue on senior debt securities or any part of the senior debt securities called for redemption unless we default in the payment of the redemption price and accrued interest.

Repurchase at the Option of Holders

The senior indenture does not contain provisions that require us to repurchase senior debt securities at the option of the holders of the senior debt securities.

The senior indenture provides that:

•	if repurchase rights are provided for, and

•	if the amounts deposited in connection with the repurchase rights are insufficient to pay the repurchase price of all senior debt securities of the applicable series having repurchase rights,

then, the senior trustee shall select senior debt securities to be repurchased on a pro rata basis from the holders who have repurchase rights and who elect to exercise the repurchase rights (and in a manner that complies with any applicable legal and stock exchange requirements).

Conversion and Exchange

Unless otherwise described in the prospectus supplement, the senior debt securities are not convertible or exchangeable for our common stock.

Certain Covenants

Merger, Consolidation, or Sale of Assets

The senior indenture provides that we may not merge with another company or sell or lease all of our property to another company unless:

•	We are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the senior debt securities and the performance and observance of all the covenants and conditions of the senior indenture binding on us; and

•	immediately after such transaction, we, or the successor corporation, is not in default in the performance of a covenant or condition in the senior indenture.

Reports

The senior indenture provides that as long as any senior debt securities are outstanding, we will file with the senior trustee and furnish to the holders of senior debt securities all reports on Forms 8–K, 10–Q and 10–K and all proxy statements that we file with the SEC.  If we are no longer subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will not be obligated to provide these reports to the senior trustee and holders.

Absence of Certain Covenants

The prospectus supplement will specify any additional restrictive covenants applicable to the senior debt securities.  The senior indenture does not contain provisions permitting the holders of senior debt securities to require us to repurchase or redeem the senior debt securities in the event of a takeover, recapitalization or similar restructuring, highly leveraged transaction or downgrading of our debt ratings.

Events of Default; Remedies

The senior indenture provides that each of the following constitutes an event of default:

•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or premium, if any, on any senior debt security of that series when due;

•	failure to deposit any mandatory sinking fund payment, when due on senior debt securities of that series;

•	failure to comply with the provisions described above under the heading “Description of Senior Debt Securities—Certain Covenants—Merger, Consolidation, or Sale of Assets”;

•	failure by us to comply with any of our other agreements in the senior indenture or the senior debt securities for 60 days after notice from the senior trustee or holders of at least 25% of the principal amount of the outstanding senior debt securities of that series;

•	certain events of bankruptcy or insolvency with respect to us; and

•	any other event of default that may be specified for the senior debt securities of that series when that series is created.

If an event of default under the senior indenture occurs on outstanding senior debt securities of a particular series and continues, the senior trustee or holders of at least 25% of that series of senior debt securities may declare the principal amount of all senior debt securities in that series to be due and payable immediately.  Under certain circumstances, holders of a majority of the senior debt securities in a series may rescind a declaration.

Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency, all principal, premium, if any, and interest on outstanding senior debt securities will become due and payable without further action or notice.

Except in the case of a default in payment, the senior trustee may withhold notice if it determines that withholding notice is in best interest of the holders of the senior debt securities.

If an event of default occurs under the senior indenture which event of default:

•	occurs as a result of our willful action (or inaction); and

•	results in the avoidance of the payment of any premium that we would have had to pay upon redemption of senior debt securities,

then an equivalent premium shall also become immediately due and payable if the senior debt securities are repaid.

The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive the rights of all holders with respect to circumstances that constitute an event of default or will constitute an event of default with notice and the passage of time.  The holders must waive the rights in a written notice to the senior trustee.  Holders of a majority of the securities cannot, however, waive the rights of all holders relating to these events if they involve a default in payment obligations.  Any waivers that are given will not apply to any subsequent default or unrelated default and will not impair any future rights if those types of defaults occur.

Holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the senior trustee with respect to the series.  However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture.  The senior trustee may take any other action which it deems proper which is not inconsistent with any direction given.

A holder of any senior debt security of any series will have the right to institute any proceeding with respect to the senior indenture or for any remedy only if:

•	the holder gives written notice to the senior trustee of a continuing event of default under the senior indenture with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding senior debt securities of the series make a written request to the senior trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide the senior trustee indemnity satisfactory to the senior trustee against any loss, liability or expense;

•	the senior trustee does not comply with the request within 60 days after receiving the request and the offer and, if requested, the provision of indemnity; and

•	the senior trustee has not received directions inconsistent with the request from the holders of a majority in principal amount of the outstanding senior debt securities of the series during the 60–day period.

The senior indenture also provides that a holder may not use the senior indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

We are required to deliver to the senior trustee an annual certificate, signed by an officer, about any default by us under any provisions of the senior indenture.

Certain Provisions Applicable to Senior Trustee

The senior indenture provides that prior to an event of default under the senior indenture, the senior trustee is required to perform only the specific duties stated in the senior indenture.  Upon an event of default under the senior indenture, the senior trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.  The senior trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the senior trustee which conforms to the requirements of the senior indenture.  However, the senior trustee is required to examine such certificates and opinions to determine whether or not they conform to the requirements of the senior indenture.

The senior indenture provides that the senior trustee may resign at any time or may be removed by us or by the holders of a majority in principal amount of the outstanding senior debt securities of a series by notice delivered to us and the senior trustee.  The senior indenture also provides that the senior trustee must resign if it ceases to meet certain qualifications set forth in the senior indenture.  In the event of a senior trustee’s resignation or removal, we or, if we fail to act, the holders of a majority in principal amount of the outstanding senior debt securities of the applicable series, may appoint a successor senior trustee.

Defeasance Provisions

The senior indenture includes provisions allowing defeasance of the senior debt securities, which means that we may discharge our entire indebtedness under an agreement, in this case the senior indenture, if specific acts are performed.  Specifically, the senior indenture provides that:

•	We shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding senior debt securities of a series, and to have satisfied all our other obligations under the senior debt securities of that series and the senior indenture as it relates to that series (“legal defeasance”);

•	We may omit to comply with certain restrictive covenants under the senior indenture and shall have no liability in respect of any term, condition or limitation set forth in any such restrictive covenant, and such omission to comply shall not constitute a default or an event of default with respect to a series of senior debt securities under the senior indenture (“covenant defeasance”);

provided that the following conditions shall have been satisfied:

•	We deposit with the senior trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on a series of senior debt securities on the dates that the payments are due under the senior indenture and the terms of the senior debt securities of the series;

•	No event of default or default under the senior indenture shall have occurred on the date of the deposit;

•	We shall have delivered to the senior trustee an opinion of counsel which states that (1) holders of senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and (2) after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law;

•	The defeasance shall not result in a breach or violation of, or constitute a default under the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	We shall have delivered an officers’ certificate that states that (1) the deposit was not made with the intent of preferring the holders of the senior debt securities of the series to be defeased over our other creditors and (2) all conditions precedent applicable to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Modification and Amendment of Senior Indenture

Under the senior indenture, all rights and obligations and the rights of the holders of senior debt securities may be changed.  Certain changes require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series of debt securities affected by the modification or amendment.  The following changes, however, may not be made without the consent of each holder of the outstanding senior debt securities:

•	changes to the stated maturity date of the principal or any interest installment;

•	reductions in the principal amount or interest due;

•	changes to the place of payment or form of currency regarding payment of principal;

•	impairment of the right to institute suit for the enforcement of payment;

•	reduction of the stated percentage of holders necessary to modify the senior indenture; or

•	modifications to any of these requirements, or modifications to reduce the percentage of outstanding senior debt securities necessary to waive compliance with certain provisions of the senior indenture or to waive certain defaults.

Global Senior Debt Securities

The senior debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.  The specific terms of the depositary arrangements with respect to a series of senior debt securities will be described in the applicable prospectus supplement.  See “—Global Securities.”

Description of Subordinated Debt Securities

General

This section describes the general terms and provisions of the subordinated debt securities that may be offered by this prospectus.  The prospectus supplement will describe the specific terms of the series of the subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those subordinated debt securities.  The provisions of the subordinated indenture are substantially identical in substance to the provisions of the senior indenture, except for the subordination provisions described below, for which there are no counterparts in the senior indenture.  See “Description of Debt Securities—Description of Senior Debt Securities.”  Because this is only a summary, it does not contain all of the details found in the full text of the subordinated indenture and the subordinated debt securities.  If you would like additional information you should read the form of subordinated indenture and the form of subordinated debt securities.

Subordination

Subordinated debt securities will be subordinate and subject in right of payment, in the manner and to the extent set forth in the subordinated indenture, to the prior payment in full of all Senior Debt.

If we make a distribution to our creditors as a result of:

•	a liquidation;

•	a dissolution;

•	winding up;

•	a reorganization;

•	an assignment for the benefit of creditors;

•	marshalling of assets and liabilities;

•	any bankruptcy, insolvency or similar proceeding involving us;

then, the holders of Senior Debt will first be entitled to receive payment in full in cash of all obligations due on or to become due on or in respect of all Senior Debt, before the holders of subordinated debt securities are entitled to receive any payment or distribution (“Securities Payments”).

Until the Senior Debt is paid in full, any Securities Payment to which the holders of subordinated debt securities would be entitled will be paid or delivered by us or any other person making the payment or distribution, directly to the holders of Senior Debt for application to all of the Senior Debt then due.

We may not make any payments on the account of the subordinated debt securities, or on account of the purchase or redemption or other acquisition of the subordinated debt securities, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Debt.

In the event that the subordinated trustee receives any Securities Payment prohibited by the subordination provisions of the subordinated indenture, the payment will be held by the subordinated trustee in trust for the benefit of, and will immediately be paid over upon written request to, the holders of Senior Debt or their representative or representatives, or the trustee or trustees under any applicable indenture for application to the payment of Senior Debt.  The subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

For purposes of the foregoing, “Securities Payments” will be deemed not to include:

•	a payment or distribution of our stock or securities provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to the same extent as, or to a greater extent than, the subordinated debt securities are so subordinated as provided in the subordinated indenture; or

•	payments of assets from any defeasance trust which have been on deposit for 90 consecutive days without the occurrence of blockage of payment on any series of subordinated debt securities as described above.

By reason of the subordination of the subordinated debt securities, in the event of our insolvency, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors.  There may also be interruption of scheduled interest and principal payments resulting from events of default on Senior Debt.

Certain Definitions

Set forth below are certain defined terms used in the subordinated indenture.  Please refer to the subordinated indenture for a full definition of all such terms.

“Junior Subordinated Debt” means any indebtedness for money that we have borrowed created or evidenced by an instrument which expressly provides that the indebtedness for money borrowed is subordinated in right of payment to the subordinated debt securities.

“Senior Debt” means all indebtedness for money that we have borrowed, except

•	indebtedness for money borrowed under the subordinated debt securities and junior subordinated debt securities; and

•
indebtedness for money borrowed (including, without limitation, any Junior Subordinated Debt) created or evidenced by an instrument which expressly provides that the indebtedness for money borrowed is subordinated in right of payment to any other indebtedness for money borrowed by us.

Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

•
any indebtedness for money borrowed incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted by the subordinated indenture).

Global Securities

This section summarizes the terms and provisions of series of debt securities issued, in whole or in part, in the form of global securities deposited with, or on behalf of, The Depository Trust Company, referred to in this prospectus as “DTC.”  DTC is a limited–purpose trust company organized under the New York Banking Law that is a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participants deposit with DTC to facilitate the settlement among participants of transactions in deposited securities through electronic computerized book–entry changes in participants’ accounts.  This computerized process eliminates the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  These entities are considered to be “direct participants” of DTC.  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to the DTC system also is available to others, known as “indirect participants,” such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.

DTC may act as securities depositary for the debt securities offered under this prospectus.  Each debt security represented by a global security is referred to as a book–entry security.  Upon initial issuance, all book–entry securities of the same series, bearing interest, if any, at the same rate or pursuant to the same formula, and having the same date of issuance, redemption provisions, repayment provisions, stated maturity and other terms, will be represented by one or more global securities.  Each global security representing book–entry securities will be deposited with or on behalf of DTC and will be registered in the name of DTC or a nominee of DTC.  Unless otherwise specified in the applicable prospectus supplement, all book–entry securities will be denominated in U.S. dollars.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records.  The ownership interest of each actual purchaser, whom we refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records.  DTC has no knowledge of the identity of the actual beneficial owners of the debt securities; its records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners.  The participants will remain responsible for keeping account of their holdings on behalf of their customers.  Beneficial owners will not receive certificates representing their ownership interests in book–entry securities, unless use of the book–entry system is discontinued for the relevant securities.  Beneficial owners will not receive written confirmation from DTC of their purchases, but are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased the debt securities.  Transfers of ownership interests in the debt securities will be accomplished by entries on the books of participants acting on behalf of beneficial owners.

Payments of principal, any premium and interest on book–entry securities will be made directly to DTC or its nominee, as the case may be, as the sole registered holder of the book–entry securities.  We understand that DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payments on the payment date.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices.  Neither we nor the trustee or any paying or other agent of either of us will be responsible or liable for:

•	any aspect of DTC’s records relating to, or payments made on account of, its participants;

•	maintaining, supervising or reviewing any of DTC’s records relating to the interests of its participants; or

•	any other aspect of the relationship between DTC and its participants, or the relationship between DTC’s participants and the beneficial owners.

Beneficial owners will not be considered the registered holders of the debt securities for any purpose under the applicable indenture.  Accordingly, each beneficial owner must rely on the procedures of DTC or, if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest, to exercise any rights of a registered holder under the applicable indenture.  The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in certificated form.  These limits and laws may impair the ability to transfer beneficial interests in a global security.

As the registered holder of each global security, DTC may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a registered holder is entitled to give or take under the applicable indenture.  It is our understanding that under existing industry practices, if we request that the registered holders take any action, or if a beneficial owner desires to give or take any action that a registered holder is entitled to give or take, then DTC would authorize the participants holding the relevant beneficial interests to give or take such action and the participants would authorize beneficial owners owning through them to give or take the action or would otherwise act upon the instructions of the beneficial owners.

No global security representing book–entry securities may be exchanged or transferred, except as a whole by a nominee of DTC to DTC or another of its nominees, or by DTC or its nominees to a successor of DTC or a nominee of the successor.

We may, at our option, decide to discontinue use of the system of book–entry transfers.  DTC may discontinue providing its services as securities depositary with respect to any of the debt securities at any time by giving reasonable notice to us and the relevant trustee.  After an event of default, the system of book–entry transfers may be terminated.  In each case, if a successor securities depositary is not obtained, certificates representing the debt securities will be printed and delivered as DTC’s participants direct.

DESCRIPTION OF SECURITIES WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock.  This section summarizes the general terms and provisions of the securities warrants, warrant agreements and warrant certificates.  Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates.  If you would like additional information, you should read the applicable form of warrant agreement and form of warrant certificate, which will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus relates.

We may issue securities warrants alone or together with other securities offered by the prospectus supplement.  Securities warrants may be attached to or separate from those securities.  Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the prospectus supplement.  The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial owners of the securities warrants.

General

If we offer securities warrants, the applicable prospectus supplement will describe the terms of the warrants.  If securities warrants for the purchase of debt securities are offered, the prospectus supplement will describe the terms of those securities warrants, including the following, if applicable:

•	the offering price;

•	the currencies in which the securities warrants will be offered;

•	the designation, total principal amount, currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the securities warrants;

•	the designation and terms of any series of securities with which the securities warrants are being offered, and the number of securities warrants offered with each security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•	the principal amount of the series of debt securities that may be purchased if a holder exercises the securities warrants and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and expires;

•	whether the securities warrants will be issued in registered or bearer form;

•	a discussion of material U.S. federal income tax consequences; and

•	any other terms of the securities warrants.

If we offer securities warrants for the purchase of preferred stock or common stock, the prospectus supplement will set forth the specific terms and provisions of those securities warrants, including the following if applicable:

•	the offering price;

•	the total number of shares that may be purchased if all of the holders exercise the securities warrants and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise of the securities warrants;

•	the designation and terms of the series of securities with which the securities warrants are being offered, and the number of securities warrants being offered with each security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•	the number of shares of preferred stock or common stock that may be purchased if a holder exercises any one securities warrant and the price at which the preferred stock or common stock may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and expires;

•	a discussion of any material U.S. federal income tax consequences; and

•	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

A holder of warrant certificates may:

•	exchange them for new warrant certificates of different denominations;

•	present them for registration of transfer, if they are in registered form; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, holders of the securities warrants will not have any of the rights of holders of debt securities, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.  Until any securities warrants to purchase preferred stock or common stock are exercised, holders of the securities warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive payments of dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or common stock, as the case may be, at the exercise price described in the prospectus supplement.  After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

Holders of securities warrants may exercise them by:

•	delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•	properly completing and signing the reverse side of their warrant certificate(s); and

•	delivering their warrant certificate(s) to the warrant agent within the time specified by the prospectus supplement.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when we receive payment of the exercise price.  As soon as practicable after you have completed these procedures, we will issue and deliver to you the debt securities, preferred stock or common stock, as the case may be, that you purchased upon exercise.  If you exercise fewer than all of the securities warrants represented by a warrant certificate we will issue to you a new warrant certificate for the unexercised amount of securities warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not adversely affect the interests of the holders.

Common Stock Warrant Adjustments

The exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them (within the period expiring 45 days after the record date for determining the shareholders entitled to receive the rights or warrants) to subscribe for or purchase common stock at less than the current market price, as defined in the warrant agreement; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets (excluding some cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

If we distribute any rights or warrants to acquire capital stock, as described above, pursuant to which separate certificates representing the rights will be distributed after the initial distribution of the rights, the subsequent distribution will be considered to be the actual distribution.  However, instead of adjusting the exercise price of and the number of shares of common stock covered by a common stock warrant upon a distribution of separate certificates representing the right to acquire capital stock, we may make arrangements so that:

•	each holder of a common stock warrant who exercises the warrant, or any portion of it, before the record date for the distribution of separate certificates will be entitled to receive shares of common stock issued with the rights; and

•	each holder of a common stock warrant who exercises the warrant, or any portion of it, after the record date but before the date the rights expire or are redeemed or terminated will be entitled to receive, in addition to the shares of common stock underlying the warrant, the same number of rights as would the holder of the number of shares of common stock to which the warrant holder would have been entitled if he or she exercised the warrant immediately before the record date for the distribution.

Common stock owned by or held on our account will not be considered to be outstanding for the purpose of any adjustment.

The exercise price and number of shares of common stock underlying a common stock warrant will not be adjusted if cash dividends or distributions are made regularly.  An adjustment will not be required unless it results in a change of 1% or more of the exercise price.  Any required adjustment that is not made will be carried forward and taken into account in any subsequent adjustment.  Moreover, any adjustment that is not made at the time of the event requiring the adjustment must be made no later than three years after the occurrence of the event.  Except as stated above, the exercise price and number of shares of common stock underlying a common stock warrant will not be adjusted for the issuance of common stock or securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

If one of the following occurs:

•	a reclassification or change of the common stock, other than changes in par value;

•	a consolidation or merger involving us except where we are the continuing corporation and reclassification or change of the common stock is involved; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets;

then the holders of the common stock warrants will be entitled to convert their common stock warrants into the kind and amount of securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance, had the common stock warrants been exercised immediately before the reclassification, change, consolidation, merger, sale or conveyance.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered by this prospectus in any of three ways:

•	through agents;

•	through underwriters or dealers; or

•	directly to one or more purchasers.

The securities may be distributed from time to time in one or more transactions at negotiated prices, at a fixed price (that is subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale, or at prices related to the prevailing market prices.

The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of underwriters or agents;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

We may authorize underwriters, dealers and agents to solicit offers from specified institutions to purchase the securities from us at the public offering price listed in the applicable prospectus supplement.  These sales may be made under “delayed delivery contracts” that provide for payment and delivery on a specified future date.  Any contracts like this will be subject to the conditions listed in the prospectus supplement.  The prospectus supplement also will state the commission to be paid to underwriters, dealers and agents who solicit these contracts.

Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”).  Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.  Under agreements with us, underwriters, dealers and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act.  Underwriters, dealers and agents also may be entitled to contributions for any payments the underwriters, dealers or agents are required to make with respect to some civil liabilities, including liabilities under the Securities Act.  Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than the common stock, will be new issues of securities with no established trading market.  Any underwriters to whom we sell securities for public offering and sale may make a market in the securities.  However, these underwriters will not be obligated to make a market in the securities and may discontinue any market–making at any time without notice.  We cannot assure you that the trading market for any of the securities will be or remain liquid at any time.

EXPERTS

The financial statements and schedule of Vascular Solutions, Inc. as of December 31, 2012 and 2011 and for each of the years in the three–year period ended December 31, 2012 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of our independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, which reports are also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S–3 with respect to the securities offered by this prospectus and the accompanying prospectus supplement.  This prospectus and the accompanying prospectus supplement, which constitute a part of the registration statement, do not include all of the information contained in the registration statement.  For further information about us, you should review the registration statement and its exhibits and schedules.  You may read and copy any document we file with the SEC at its public reference room at 100 F Street NE, Washington, D.C. 20549.  Please call the SEC at 1–800–SEC–0330 for further information about its public reference facilities and copy charges.  Our filings are also available to the public from the SEC’s web site at www.sec.gov or may be accessed through our web site at www.vascularsolutions.com.

We file periodic reports, proxy statements and other information with the SEC.  These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and the regional offices listed above and can be obtained over the internet through the SEC’s web site or through our web site.

The SEC allows us to incorporate by reference information into this prospectus. This allows us to disclose important information to you by referring you to another document filed separately with the SEC.  The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus and any accompanying prospectus supplement.

The documents that we are incorporating by reference are:

•	our Annual Report on Form 10–K for the fiscal year ended December 31, 2012 filed on February 5, 2013;

•	our Quarterly Report on Form 10–Q for the quarter ended March 31, 2013 filed on April 23, 2013;

•	our Current Report on Form 8–K filed on May 7, 2013; and

•	the description of our common stock contained in our registration statement on Form 8–A filed on October 12, 1999, including any amendments or reports filed for the purpose of updating that description.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of this offering.

You can obtain a copy of any documents which are incorporated by reference in this prospectus and the accompanying prospectus supplement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning James Hennen, Chief Financial Officer, Vascular Solutions, Inc., 6464 Sycamore Court North, Minneapolis, Minnesota 55369, (763) 656–4300.

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone else to provide you with information that is different.  We are only offering the securities in states where it is legal to offer and sell them.  You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the cover page of the document.  If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

VASCULAR SOLUTIONS, INC.

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Securities Warrants
Units

PROSPECTUS

June 7, 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The table below sets forth expenses in connection with the issuance and distribution of the securities registered by this prospectus.  All fees and expenses other than the SEC registration fee are estimated and subject to future contingencies.  The expenses listed will be paid by Vascular Solutions, Inc.

SEC Registration Fee	$—
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	50,000
Printing Expenses	5,000
Blue sky and legal investment fees and related expenses	10,000
Miscellaneous (including listing fees, if applicable)	5,000

Total	$75,000

Item 15.  Indemnification of Directors and Officers

Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person’s official capacity for other organizations. Our Bylaws provide that we shall indemnify our officers and directors under such circumstances and to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

Article 8 of our Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Sections 302A.559 (liability for illegal distributions) and 80A.23 (civil liabilities) of the Minnesota Statutes;

•	for any transactions from which the director derived any improper personal benefit; or

•	for any act or omission occurring prior to the date when Article 8 of our articles became effective.

We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances

Item 16.  Exhibits

The exhibits filed with this registration statement are set forth on the exhibit index following the signature page and are incorporated by reference in their entirety into this item.

Item 17.  Undertakings

(a)               The undersigned registrant hereby undertakes:

(1)                 To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i)              To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post–effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)               That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)               That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)              Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)               The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 7, 2013.

VASCULAR SOLUTIONS, INC.

By:	/s/ Howard Root
Howard Root
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Howard Root	Chief Executive Officer and Director	June 7, 2013
Howard Root	(principal executive officer)

/s/ James Hennen	Senior Vice President, Finance, Chief	June 7, 2013
James Hennen	Financial Officer and Secretary
(principal financial officer)

/s/ Timothy Slayton	Controller	June 7, 2013
Timothy Slayton	(principal accounting officer)

*	Director
Martin J. Emerson

*	Director
John Erb

*	Director
Richard Kramp

*	Director
Richard Nigon

*	Director
Paul O’Connell

*	Director
Jorge Saucedo

*By: /s/ James Hennen		June 7, 2013
James Hennen
Attorney–in–Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement (to be filed by amendment or in a current report on Form 8–K)

3.1	Amended and Restated Articles of Incorporation of Vascular Solutions, Inc. (incorporated by reference to Exhibit 3.1 to Vascular Solutions’ Form 10–Q for the quarter ended September 30, 2000).

3.2	Amended and Restated Bylaws of Vascular Solutions, Inc. (incorporated by reference to Exhibit 3.1 of Vascular Solutions’ Form 8-K dated October 19, 2007).

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 of Vascular Solutions’ Registration Statement on Form S–1 (File No. 333–84089)).

4.2	Reserved.

4.3	Form of Indenture relating to Senior Debt Securities (incorporated by reference to Exhibit 4.5 of Vascular Solution’s Registration Statement on Form S–3 (File No. 333–127034)).

4.4	Form of Indenture relating to Subordinated Debt Securities (incorporated by reference to Exhibit 4.6 of Vascular Solution’s Registration Statement on Form S–3 (File No. 333–127034)).

4.5	Form of Common Stock Warrant Agreement (to be filed by amendment or in a Current Report on Form 8–K).

4.6	Form of Preferred Stock Warrant Agreement (to be filed by amendment or in a Current Report on Form 8–K).

4.7	Form of Debt Securities Warrant Agreement (to be filed by amendment or in a Current Report on Form 8–K).

5.1	Opinion of Dorsey & Whitney LLP regarding the legality of the securities (filed herewith).

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends for the Years Ended December 31, 2008, 2009, 2010, 2011 and 2012 (filed herewith).

23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith).

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney (filed herewith).

25.1	Form T–1 Statement of Eligibility of Trustee (to be filed by amendment or in a Current Report on Form 8–K).